Exhibit 99.1

Investor Contact:	W. Larry Cash
President of Financial Services
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

THIRD QUARTER 2016 RESULTS WITH NET OPERATING REVENUES OF $4.380 BILLION

FRANKLIN, Tenn. (November 1, 2016) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and nine months ended September 30, 2016.

On April 29, 2016, the Company completed the spin-off of Quorum Health Corporation (“QHC”), comprised of 38 affiliated hospitals and related outpatient services in 16 states, together with Quorum Health Resources, LLC, a subsidiary providing management advisory and consulting services to non-affiliated hospitals. Following the spin-off, QHC became an independent public company with its common stock listed for trading under the symbol “QHC” on the New York Stock Exchange. Financial and statistical data reported in this earnings release include QHC operating results through the spin-off date. Same-store operating results and statistical data exclude information for the hospitals divested in the spin-off of QHC in both the 2016 periods and the comparable periods in 2015.

Net operating revenues for the three months ended September 30, 2016, totaled $4.380 billion, a 9.6 percent decrease compared with $4.846 billion for the same period in 2015. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders decreased to a loss of $(77) million, or $(0.69) per share (diluted), for the three months ended September 30, 2016, compared with income from continuing operations of $60 million, or $0.51 per share (diluted), for the same period in 2015. During the three months ended September 30, 2016, the Company recorded a non-cash impairment charge totaling $39 million, primarily related to the allocation of hospital reporting unit goodwill to four hospitals classified as held for sale in September 2016 upon the execution of a definitive agreement to sell these hospitals as announced by the Company on September 29, 2016, as well as the Company’s update to the previous estimated impairment of goodwill and other long-lived assets recorded during the three months ended June 30, 2016. This update to the estimated goodwill impairment charge was based on the Company’s updated valuation assumptions, as well as information obtained from third-party valuation services. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility. The results for the three months ended September 30, 2016, included the loss of $(0.28) per share (diluted) related to impairment of goodwill and long-lived assets and loss of $(0.06) per share (diluted) related to government and other legal settlements for several legal matters settled in principle and related legal expenses. Excluding these items, income from continuing operations was a loss of $(0.35) per share (diluted).

Net income attributable to Community Health Systems, Inc. common stockholders was a loss of $(0.71) per share (diluted) for the three months ended September 30, 2016, compared with income of $0.44 per share (diluted) for the same period in 2015. Discontinued operations for the three months ended September 30, 2016, consisted of $(0.02) per share (diluted) of losses from operations of entities sold or held for sale for a total after-tax loss of approximately $(2) million or $(0.02) per share (diluted). Weighted-average shares outstanding (diluted) were 111 million for the three months ended September 30, 2016, and 116 million for the three months ended September 30, 2015.

Net cash provided by operating activities for the three months ended September 30, 2016, was $178 million compared with $111 million for the same period in 2015, representing a 60.4 percent increase. Adjusted EBITDA for the three months ended September 30, 2016, was $465 million compared with $661 million for the same period in 2015, representing a 29.7 percent decrease.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

The consolidated operating results for the three months ended September 30, 2016, reflect a 12.4 percent decrease in total admissions, and a 13.0 percent decrease in total adjusted admissions, compared with the same period in 2015. On a same-store basis, admissions decreased 2.1 percent and adjusted admissions decreased 1.5 percent during the three months ended September 30, 2016, compared with the same period in 2015. On a same-store basis, net operating revenues increased 1.2 percent during the three months ended September 30, 2016, compared with the same period in 2015.

Net operating revenues for the nine months ended September 30, 2016, totaled $13.969 billion, a 4.6 percent decrease compared with $14.639 billion for the same period in 2015. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders decreased to a loss of $(1.495) billion, or $(13.50) per share (diluted), for the nine months ended September 30, 2016, compared with income from continuing operations of $268 million, or $2.32 per share (diluted), for the same period in 2015. During the nine months ended September 30, 2016, the Company recorded non-cash impairment charges totaling $1.695 billion, primarily from an impairment charge of $1.395 billion on the value of goodwill for the Company’s hospital reporting unit, and impairment charges totaling approximately $300 million to reduce the value of long-lived assets at certain under-performing hospitals and hospitals that the Company has closed, sold, or has identified for sale. The estimated impairment charge recorded for goodwill incurred during the three months ended June 30, 2016, resulted from a determination that the carrying value of the Company’s hospital operations reporting unit exceeded its fair value, primarily as the result of the decline in the Company’s market capitalization and fair value of long-term debt during the three months ended June 30, 2016, as well as a decrease in the estimated future earnings of the Company compared to previous estimates. As noted above, the goodwill impairment charge originally estimated at June 30, 2016 was updated during the three months ended September 30, 2016. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility. The results for the nine months ended September 30, 2016, included the loss of $(13.72) per share (diluted) related to impairment of goodwill and long-lived assets, loss of $(0.18) per share (diluted) from early extinguishment of debt, loss of $(0.06) per share (diluted) related to government and other legal settlements for several legal matters settled in principle and related legal expenses, loss of $(0.08) per share (diluted) related to expenses from the spin-off of QHC, which were partially offset by income of $0.54 per share (diluted) related to the gain on sale of investments in unconsolidated affiliates in connection with the Company’s sale of its minority equity interests in five hospitals located in Las Vegas, Nevada, on April 29, 2016. Excluding these items, income from continuing operations was $0.00 per share (diluted).

Net income attributable to Community Health Systems, Inc. common stockholders was a loss of $(13.55) per share (diluted) for the nine months ended September 30, 2016, compared with income of $2.08 per share (diluted) for the same period in 2015. Discontinued operations for the nine months ended September 30, 2016, consisted of $(0.04) per share (diluted) of losses from operations of entities sold or held for sale and $(0.01) per share (diluted) of expenses related to the impairment of long-lived assets held for sale, for a total after-tax loss of approximately $(5) million, or $(0.05) per share (diluted). Weighted-average shares outstanding (diluted) were 111 million for the nine months ended September 30, 2016, and 116 million for the nine months ended September 30, 2015.

Net cash provided by operating activities for the nine months ended September 30, 2016, was $810 million compared with $615 million for the same period in 2015, representing a 31.7 percent increase. Adjusted EBITDA for the nine months ended September 30, 2016, was $1.661 billion compared with $2.144 billion for the same period in 2015, representing a 22.5 percent decrease.

The consolidated operating results for the nine months ended September 30, 2016, reflect a 7.9 percent decrease in total admissions, and a 6.9 percent decrease in total adjusted admissions, compared with the same period in 2015. On a same-store basis, admissions decreased 2.0 percent and adjusted admissions decreased 0.2 percent during the nine months ended September 30, 2016, compared with the same period in 2015. On a same-store basis, net operating revenues increased 1.6 percent during the nine months ended September 30, 2016, compared with the same period in 2015.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

As initially disclosed on September 19, 2016, the Company announced that, with the assistance of advisors, it is exploring a variety of options with financial sponsors, as well as other potential alternatives. The discussions are at a very preliminary stage and there is no timeline established for this review. There can be no certainty that the exploration will result in any kind of transaction. As previously disclosed, the Company does not expect to make further public comment regarding these matters while the exploration process takes place. In addition, the Board of Directors of the Company adopted a Stockholder Protection Rights Agreement on October 3, 2016. For additional information regarding this Stockholder Protection Rights Agreement, see the Company’s press release and Current Report on Form 8-K, each filed on October 3, 2016.

Adjusted EBITDA, a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss from early extinguishment of debt, impairment of goodwill and long-lived assets, gain on sale of investments in unconsolidated affiliates, acquisition and integration expenses from the acquisition of Health Management Associates, Inc. (“HMA”), expense incurred related to the spin-off of QHC, expense incurred related to the divestiture of the home care division, expense related to government and other legal settlements and related costs, and expense from fair value adjustments related to the HMA legal proceedings, accounted for at fair value, underlying the CVR agreement, and related legal expenses. For information regarding why the Company believes Adjusted EBITDA presents useful information to investors, and for a reconciliation of Adjusted EBITDA to net cash provided by operating activities, see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “Our operating and financial performance in the third quarter was below expectations due to lower than expected volumes and higher than expected expenses in certain areas. Moving into the fourth quarter, we are intensely focused on driving operational improvements and generating better results. We believe that performance improvements, combined with our portfolio rationalization efforts, should ultimately create a stronger portfolio of hospitals for the future.”

Included on pages 16, 17, 18 and 19 of this press release are tables setting forth the Company’s updated 2016 annual earnings guidance. The 2016 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time, and reflects the impact of the spin-off of QHC and other planned divestitures that the Company expects to occur in 2016.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. After giving effect to the spin-off noted above, the Company, through its subsidiaries, owns, leases or operates 158 affiliated hospitals in 22 states with an aggregate of nearly 27,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Wednesday, November 2, 2016, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the third quarter ended September 30, 2016. Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through November 9, 2016. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net operating revenues	$4,380	$4,846	$13,969	$14,639
(Loss) income from continuing operations (f), (i), (k)	(54)	83	(1,422)	335
Net (loss) income attributable to Community Health Systems, Inc. stockholders	(79)	52	(1,500)	241
Adjusted EBITDA (e)	465	661	1,661	2,144
Net cash provided by operating activities	178	111	810	615
Basic (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (i)	$(0.69)	$0.52	$(13.50)	$2.33
Discontinued operations	(0.02)	(0.07)	(0.05)	(0.24)

Net (loss) income	$(0.71)	$0.45	$(13.55)	$2.09

Diluted (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (h), (i)	$(0.69)	$0.51	$(13.50)	$2.32
Discontinued operations	(0.02)	(0.07)	(0.05)	(0.24)

Net (loss) income (h)	$(0.71)	$0.44	$(13.55)	$2.08

Weighted-average number of shares outstanding (g):
Basic	111	115	111	115
Diluted	111	116	111	116

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of (Loss) Income (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2016		2015
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$5,084		$5,580
Provision for bad debts	704		734

Net operating revenues	4,380	100.0%	4,846	100.0%

Operating costs and expenses:
Salaries and benefits	2,067	47.2%	2,240	46.2%
Supplies	723	16.5%	762	15.7%
Other operating expenses	1,026	23.4%	1,144	23.7%
Government and other legal settlements and related costs (j)	10	0.2%	—	—%
Electronic health records incentive reimbursement	(5)	(0.1)%	(54)	(1.1)%
Rent	109	2.5%	115	2.4%
Depreciation and amortization	265	6.1%	288	5.9%
Impairment of goodwill and long-lived assets (i)	39	0.9%	—	—%

Total operating costs and expenses	4,234	96.7%	4,495	92.8%

Income from operations (f), (i)	146	3.3%	351	7.2%
Interest expense, net	233	5.3%	242	4.9%
Equity in earnings of unconsolidated affiliates	(4)	(0.1)%	(12)	(0.2)%

(Loss) income from continuing operations before income taxes	(83)	(1.9)%	121	2.5%
(Benefit from) provision for income taxes	(29)	(0.7)%	38	0.8%

(Loss) income from continuing operations (f), (i), (k)	(54)	(1.2)%	83	1.7%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(2)	(0.0)%	(5)	(0.1)%
Loss on sale, net	—	—%	(3)	(0.1)%

Loss from discontinued operations, net of taxes	(2)	(0.0)%	(8)	(0.2)%

Net (loss) income	(56)	(1.2)%	75	1.5%
Less: Net income attributable to noncontrolling interests	23	0.6%	23	0.4%

Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(79)	(1.8)%	$52	1.1%

Basic (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (i), (k)	$(0.69)		$0.52
Discontinued operations	(0.02)		(0.07)

Net (loss) income	$(0.71)		$0.45

Diluted (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (h), (i), (k)	$(0.69)		$0.51
Discontinued operations	(0.02)		(0.07)

Net (loss) income (h)	$(0.71)		$0.44

Weighted-average number of shares outstanding (g):
Basic	111		115

Diluted	111		116

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of (Loss) Income (a)(b)(c)(d)

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2016		2015
	Amount	% of Net Operating Revenues	Amount	% of Net Operating Revenues
Operating revenues (net of contractual allowances and discounts)	$16,128		$16,840
Provision for bad debts	2,159		2,201

Net operating revenues	13,969	100.0%	14,639	100.0%

Operating costs and expenses:
Salaries and benefits	6,537	46.8%	6,714	45.9%
Supplies	2,281	16.3%	2,274	15.5%
Other operating expenses	3,256	23.4%	3,370	23.0%
Government and other legal settlements and related costs (j)	10	0.1%	1	—%
Electronic health records incentive reimbursement	(54)	(0.4)%	(135)	(0.9)%
Rent	340	2.4%	344	2.3%
Depreciation and amortization	839	6.0%	875	6.0%
Impairment of goodwill and long-lived assets (i)	1,695	12.1%	6	—%

Total operating costs and expenses	14,904	106.7%	13,449	91.8%

(Loss) income from operations (f), (i)	(935)	(6.7)%	1,190	8.2%
Interest expense, net	730	5.2%	723	5.0%
Loss from early extinguishment of debt	30	0.3%	16	0.1%
Gain on sale of investments in unconsolidated affiliates (k)	(94)	(0.7)%	—	—%
Equity in earnings of unconsolidated affiliates	(38)	(0.3)%	(51)	(0.3)%

(Loss) income from continuing operations before income taxes	(1,563)	(11.2)%	502	3.4%
(Benefit from) provision for income taxes	(141)	(1.0)%	167	1.1%

(Loss) income from continuing operations (f), (i), (k)	(1,422)	(10.2)%	335	2.3%

Discontinued operations, net of taxes:
Loss from operations of entities sold or held for sale	(4)	—%	(22)	(0.2)%
Impairment of hospitals sold or held for sale	(1)	—%	(2)	—%
Loss on sale, net	—	—%	(3)	—%

Loss from discontinued operations, net of taxes	(5)	—%	(27)	(0.2)%

Net (loss) income	(1,427)	(10.2)%	308	2.1%
Less: Net income attributable to noncontrolling interests	73	0.5%	67	0.5%

Net (loss) income attributable to Community Health Systems, Inc. stockholders	$(1,500)	(10.7)%	$241	1.6%

Basic (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (i), (k)	$(13.50)		$2.33
Discontinued operations	(0.05)		(0.24)

Net (loss) income	$(13.55)		$2.09

Diluted (loss) earnings per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations (f), (h), (i), (k)	$(13.50)		$2.32
Discontinued operations	(0.05)		(0.24)

Net (loss) income (h)	$(13.55)		$2.08

Weighted-average number of shares outstanding (g):
Basic	111		115

Diluted	111		116

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive (Loss) Income

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net (loss) income	$(56)	$75	$(1,427)	$308
Other comprehensive income (loss), net of income taxes:
Net change in fair value of interest rate swaps, net of tax	10	(21)	(11)	(22)
Net change in fair value of available-for-sale securities, net of tax	(7)	(9)	(8)	(10)
Amortization and recognition of unrecognized pension cost components, net of tax	—	1	3	2

Other comprehensive income (loss)	3	(29)	(16)	(30)

Comprehensive (loss) income	(53)	46	(1,443)	278
Less: Comprehensive income attributable to noncontrolling interests	23	23	73	67

Comprehensive (loss) income attributable to Community Health Systems, Inc. stockholders	$(76)	$23	$(1,516)	$211

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(c)

(Dollars in millions)

(Unaudited)

	Three Months Ended September 30,
	Consolidated			Same-Store
	2016	2015	% Change	2016	2015	% Change
Number of hospitals (at end of period)	155	195		152	152
Licensed beds (at end of period)	26,246	30,019		25,945	26,169
Beds in service (at end of period)	23,231	26,309		23,066	23,164
Admissions	201,957	230,510	-12.4%	200,365	204,600	-2.1%
Adjusted admissions	445,817	512,465	-13.0%	441,545	448,317	-1.5%
Patient days	898,177	1,003,025		892,828	900,086
Average length of stay (days)	4.4	4.4		4.5	4.4
Occupancy rate (average beds in service)	41.9%	41.6%		42.0%	42.4%
Net operating revenues	$4,380	$4,846	-9.6%	$4,321	$4,268	1.2%
Net inpatient revenues as a % of net patient revenues before provision for bad debts	42.6%	41.7%		42.6%	41.7%
Net outpatient revenues as a % of net patient revenues before provision for bad debts	57.4%	58.3%		57.4%	58.3%
Income from operations (f), (i)	$146	$351	-58.4%
Income from operations as a % of net operating revenues	3.3%	7.2%
Depreciation and amortization	$265	$288
Equity in earnings of unconsolidated affiliates	$(4)	$(12)
Liquidity Data:
Adjusted EBITDA (e)	$465	$661	-29.7%
Adjusted EBITDA as a % of net operating revenues	10.6%	13.6%
Net cash provided by operating activities	$178	$111	60.4%
Net cash provided by operating activities as a % of net operating revenues	4.1%	2.3%

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)(c)

(Dollars in millions)

(Unaudited)

	Nine Months Ended September 30,
	Consolidated			Same-Store
	2016	2015	% Change	2016	2015	% Change
Number of hospitals (at end of period)	155	195		152	152
Licensed beds (at end of period)	26,246	30,019		25,945	26,169
Beds in service (at end of period)	23,231	26,309		23,066	23,164
Admissions	653,916	710,042	-7.9%	616,756	629,656	-2.0%
Adjusted admissions	1,427,298	1,533,763	-6.9%	1,337,641	1,340,485	-0.2%
Patient days	2,921,895	3,163,346		2,773,674	2,841,861
Average length of stay (days)	4.5	4.5		4.5	4.5
Occupancy rate (average beds in service)	43.3%	43.9%		43.6%	44.8%
Net operating revenues	$13,969	$14,639	-4.6%	$13,081	$12,870	1.6%
Net inpatient revenues as a % of net patient revenues before provision for bad debts	43.1%	42.8%		43.1%	42.8%
Net outpatient revenues as a % of net patient revenues before provision for bad debts	56.9%	57.2%		56.9%	57.2%
(Loss) income from operations (f), (i)	$(935)	$1,190	-178.6%
(Loss) income from operations as a % of net operating revenues	-6.7%	8.1%
Depreciation and amortization	$839	$875
Equity in earnings of unconsolidated affiliates	$(38)	$(51)
Liquidity Data:
Adjusted EBITDA (e)	$1,661	$2,144	-22.5%
Adjusted EBITDA as a % of net operating revenues	11.9%	14.6%
Net cash provided by operating activities	$810	$615	31.7%
Net cash provided by operating activities as a % of net operating revenues	5.8%	4.2%

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (b)

(In millions, except share data)

(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$133	$184
Patient accounts receivable, net of allowance for doubtful accounts of $3,754 and $4,110 at September 30, 2016 and December 31, 2015, respectively	3,179	3,611
Supplies	527	580
Prepaid income taxes	33	27
Prepaid expenses and taxes	208	197
Other current assets (including assets of hospitals held for sale of $11 and $17 at September 30, 2016 and December 31, 2015, respectively)	461	567

Total current assets	4,541	5,166

Property and equipment	13,378	14,906
Less accumulated depreciation and amortization	(4,548)	(4,794)

Property and equipment, net	8,830	10,112

Goodwill	6,901	8,965

Other assets, net (including assets of hospitals held for sale of $109 and $41 at September 30, 2016 and December 31, 2015, respectively)	1,955	2,352

Total assets	$22,227	$26,595

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$240	$229
Accounts payable	1,018	1,258
Accrued interest	151	227
Accrued liabilities (including liabilities of hospitals held for sale of $13 and $6 at September 30, 2016 and December 31, 2015, respectively)	1,277	1,358

Total current liabilities	2,686	3,072

Long-term debt	15,082	16,556

Deferred income taxes	357	593

Other long-term liabilities	1,622	1,698

Total liabilities	19,747	21,919

Redeemable noncontrolling interests in equity of consolidated subsidiaries	553	571

EQUITY
Community Health Systems, Inc. stockholders’ equity:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 113,633,148 shares issued and outstanding at September 30, 2016, and 113,732,933 shares issued and 112,757,384 shares outstanding at December 31, 2015	1	1
Additional paid-in capital	1,967	1,963
Treasury stock, at cost, no shares at September 30, 2016 and 975,549 shares at December 31, 2015	—	(7)
Accumulated other comprehensive loss	(87)	(73)
(Accumulated deficit) retained earnings	(60)	2,135

Total Community Health Systems, Inc. stockholders’ equity	1,821	4,019
Noncontrolling interests in equity of consolidated subsidiaries	106	86

Total equity	1,927	4,105

Total liabilities and equity	$22,227	$26,595

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (b)

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net (loss) income	$(1,427)	$308
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	839	876
Government and other legal settlements and related costs (j)	10	1
Stock-based compensation expense	36	44
Loss on sale, net	—	4
Impairment of hospitals sold or held for sale	1	8
Impairment of goodwill and long-lived assets (i)	1,695	—
Loss from early extinguishment of debt	30	16
Gain on sale of investments in unconsolidated affiliates	(94)	—
Other non-cash expenses, net	19	22
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(40)	(291)
Supplies, prepaid expenses and other current assets	64	(72)
Accounts payable, accrued liabilities and income taxes	(256)	(239)
Other	(67)	(62)

Net cash provided by operating activities	810	615

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(122)	(41)
Purchases of property and equipment	(561)	(696)
Proceeds from disposition of hospitals and other ancillary operations	12	87
Proceeds from sale of property and equipment	10	13
Purchases of available-for-sale securities	(395)	(127)
Proceeds from sales of available-for-sale securities	386	123
Proceeds from sale of investments in unconsolidated affiliates	403	—
Distribution from Quorum Health Corporation	1,219	—
Increase in other investments	(201)	(136)

Net cash provided by (used in) investing activities	751	(777)

Cash flows from financing activities
Proceeds from exercise of stock options	—	24
Repurchase of restricted stock shares for payroll tax withholding requirements	(5)	(20)
Deferred financing costs and other debt-related costs	(22)	(30)
Redemption of noncontrolling investments in joint ventures	(19)	(18)
Distributions to noncontrolling investors in joint ventures	(69)	(69)
Borrowings under credit agreements	3,929	3,464
Proceeds from receivables facility	66	112
Repayments of long-term indebtedness	(5,492)	(3,624)

Net cash used in financing activities	(1,612)	(161)

Net change in cash and cash equivalents	(51)	(323)
Cash and cash equivalents at beginning of period	184	509

Cash and cash equivalents at end of period	$133	$186

For footnotes, see pages 12, 13, 14 and 15.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)	Continuing operating results exclude discontinued operations for the three and nine months ended September 30, 2016 and 2015. Both financial and statistical results exclude entities in discontinued operations for all periods presented. Same-store operating results and statistical data exclude information for the hospitals divested in the spin-off of QHC in both the 2016 periods and the comparable periods in 2015.

(b)	The contingent value right (“CVR”) entitles the holder to receive a cash payment up to $1.00 per CVR (subject to downward adjustment but not below zero), subject to the final resolution of certain legal matters pertaining to HMA, as defined in the CVR agreement. If the aggregate amount of applicable losses under the CVR agreement exceeds a deductible of $18 million, then the amount payable in respect of each CVR shall be reduced (but not below zero) by an amount equal to the quotient obtained by dividing: (a) the product of (i) all losses in excess of the deductible and (ii) 90%; by (b) the number of CVRs outstanding on the date on which final resolution of the existing litigation occurs. Since the HMA acquisition date of January 27, 2014, approximately $31 million in costs have been incurred and approximately $30 million of settlements have been paid related to certain HMA legal matters, which collectively exceed the deductible of $18 million under the CVR agreement. The Company previously recorded an estimated fair value of the remaining underlying claims that will be covered by the CVR of $284 million as part of the acquisition accounting for HMA, which has been adjusted to its estimated fair value of $259 million at September 30, 2016. In addition, although future legal fees (which are expensed as incurred) associated with the HMA legal matters have not been accrued or included in the table below, such legal fees are taken into account in determining the total amount of reductions applied to the amounts owed to CVR holders.

The following table presents the impact of the recorded amounts as described above as applied to the CVR and the $18 million deductible and 10% co-insurance amounts (in millions):

As of
September 30,
2016
Legal and other related costs incurred to date	$31
Settlements	30
Estimated liability for probable contingencies	—
Estimated liability for unresolved contingencies at fair value	259

Costs incurred plus certain estimated liabilities for CVR-related matters	320
Allocated to:
CHS deductible of $18 million	(18)
CHS co-insurance at 10%	(29)

Recorded amounts that reduce CVR value after giving effect to deductible and co-insurance	$273

CVRs outstanding	265

(c)	Included in discontinued operations for the three and nine months ended September 30, 2016, are three smaller hospitals that are being actively marketed for sale. Included in discontinued operations for the three and nine months ended September 30, 2015, were several hospitals held for sale at December 31, 2014, some of which were sold during the year ended December 31, 2015. The after-tax loss for the sold or held for sale hospitals, including an impairment charge on certain long-lived assets sold or held for sale, was approximately $2 million and $8 million for the three months ended September 30, 2016 and 2015, respectively, and approximately $5 million and $27 million for the nine months ended September 30, 2016 and 2015, respectively.

(d)	The following table provides information needed to calculate (loss) income per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
(Loss) income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
(Loss) income from continuing operations, net of taxes	$(54)	$83	$(1,422)	$335
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	23	23	73	67

(Loss) income from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(77)	$60	$(1,495)	$268

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(2)	$(8)	$(5)	$(27)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(2)	$(8)	$(5)	$(27)

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CYH Announces Third Quarter 2016 Results

November 1, 2016

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)	EBITDA is a non-GAAP financial measure which consists of net (loss) income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude the effect of discontinued operations, loss from early extinguishment of debt, impairment of goodwill and long-lived assets, gain on sale of investments in unconsolidated affiliates, acquisition and integration expenses from the acquisition of HMA, expense incurred related to the spin-off of QHC, expense incurred related to the divestiture of the home care division, expense related to government and other legal settlements and related costs, and expense from fair value adjustments related to the HMA legal proceedings, accounted for at fair value, underlying the CVR agreement, and related legal expenses. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses Adjusted EBITDA as a measure of liquidity. The Company has also presented Adjusted EBITDA in this release because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA also aligns with a similar metric as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, and is used to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reflects the calculation of Adjusted EBITDA, as defined, from (loss) income from continuing operations before income taxes and reconciles Adjusted EBITDA to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
(Loss) income from continuing operations before income taxes	$(83)	$121	$(1,563)	$502
Adjustments:
Depreciation and amortization	265	288	839	875
Interest expense, net	233	242	730	723
Loss from early extinguishment of debt	—	—	30	16
Impairment of goodwill and long-lived assets	39	—	1,695	6
Gain on sale of investments in unconsolidated affiliates	—	—	(94)	—
Expenses related to the acquisition and integration of HMA	—	—	—	1
Expense from government and other legal settlements and related costs	10	—	10	1
Expense from fair value adjustments and legal expenses related to cases covered by the CVR	—	—	1	10
Expenses related to the divestiture of home care division	1	—	1	—
Expenses related to the spin-off of QHC	—	10	12	10

Adjusted EBITDA	$465	$661	$1,661	$2,144

Adjusted EBITDA	$465	$661	$1,661	$2,144
Interest expense, net	(233)	(242)	(730)	(723)
Benefit from (provision for) income taxes	29	(38)	141	(167)
Loss from operations of entities sold or held for sale, net of taxes	(2)	(5)	(4)	(22)
Other non-cash expenses, net	7	39	56	63
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(88)	(304)	(314)	(680)

Net cash provided by operating activities	$178	$111	$810	$615

(f)	Included in non-same-store (loss) income from operations and (loss) income from continuing operations are pre-tax charges related to acquisition costs of $1 million and $2 million for the three months ended September 30, 2016 and 2015, respectively, and $4 million and $6 million for the nine months ended September 30, 2016 and 2015, respectively.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(g)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Weighted-average number of shares outstanding - basic	111	115	111	115
Add effect of dilutive securities:
Stock awards and options	—	1	—	1

Weighted-average number of shares outstanding - diluted	111	116	111	116

The Company generated a loss from continuing operations attributable to Community Health Systems, Inc. common stockholders for the three and nine months ended September 30, 2016, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated income from continuing operations during the three and nine months ended September 30, 2016, the effect of restricted stock awards, employee stock options, and other equity-based awards on the diluted shares calculation would have been an increase in shares of 445,732 shares and 225,334 shares, respectively.

(h)	The following supplemental tables reconcile (loss) income from continuing operations and net (loss) income attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, with the adjustments described herein (total per share amounts may not add due to rounding):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(per share - diluted)		(per share - diluted)
(Loss) income from continuing operations, as reported	$(0.69)	$0.51	$(13.50)	$2.32
Adjustments:
Loss from early extinguishment of debt	—	—	0.18	0.09
Impairment of goodwill and long-lived assets	0.28	—	13.72	0.04
Expense from government and other legal settlements and related costs	0.06	—	0.06	0.01
Expense from fair value adjustments and legal expenses related to cases covered by the CVR	—	—	—	0.05
Gain on sale of investments in unconsolidated affiliates	—	—	(0.54)	—
Expense related to the spin-off of QHC	—	0.05	0.08	0.05

(Loss) income from continuing operations, excluding adjustments	$(0.35)	$0.56	$—	$2.55

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(per share - diluted)		(per share - diluted)
Net (loss) income, as reported	$(0.71)	$0.44	$(13.55)	$2.08
Adjustments:
Loss from early extinguishment of debt	—	—	0.18	0.09
Impairment of goodwill and long-lived assets	0.28	—	13.72	0.04
Expense from government and other legal settlements and related costs	0.06	—	0.06	0.01
Expense from fair value adjustments and legal expenses expenses related to cases covered by the CVR	—	—	—	0.05
Gain on sale of investments in unconsolidated affiliates	—	—	(0.54)	—
Expense related to the spin-off of QHC	—	0.05	0.08	0.05

Net (loss) income, excluding adjustments	$(0.37)	$0.49	$(0.04)	$2.31

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CYH Announces Third Quarter 2016 Results

November 1, 2016

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(i)	Both income from operations and loss from continuing operations for the three months ended September 30, 2016, included an impairment charge of approximately $39 million, primarily related to the allocation of hospital reporting unit goodwill to four hospitals classified as held for sale in September 2016 upon the execution of a definitive agreement to sell such hospitals as announced by us on September 29, 2016, as well as the updated measurement of the estimated impairment charge recorded during the three months ended June 30, 2016. Both loss from operations and loss from continuing operations for the nine months ended September 30, 2016, included an impairment charge of approximately $1.695 billion, of which $1.395 billion was a charge related to the write-down of a portion of the goodwill for the Company’s hospital operation reporting unit, and $283 million was a charge related to the adjustment of the fair value of long-lived assets at certain of the Company’s underperforming hospitals and some of the hospitals that the Company has been or is currently marketing for sale that have experienced declining operating results or have had a decline in their estimated fair value. The estimated impairment charge recorded for goodwill incurred during the three months ended June 30, 2016, resulted from a determination that the carrying value of the Company’s hospital operations reporting unit exceeded its fair value, primarily as the result of the decline in the Company’s market capitalization and fair value of long-term debt during the three months ended June 30, 2016, as well as a decrease in the estimated future earnings of the Company compared to previous estimates. The goodwill impairment charge originally estimated at June 30, 2016 was updated during the three months ended September 30, 2016 based on the Company’s updated valuation assumptions, as well as information obtained from third-party valuation services. Also, included in loss from operations and loss from continuing operations for the nine months ended September 30, 2016, was an impairment charge of approximately $17 million incurred during the three months ended March 31, 2016, related to the write-down of a portion of the goodwill allocated to the divestitures of Lehigh Regional Medical Center and Bartow Regional Medical Center, as well as the impairment of certain long-lived assets at one of the Company’s smaller hospitals where the decision was made during the quarter ended March 31, 2016, to permanently close the hospital. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the Company’s Credit Facility. Both income from operations and income from continuing operations for the three and nine months ended September 30, 2015, include an impairment charge of approximately $6 million related to the allocated reporting unit goodwill for one hospital where a definitive agreement to sell the hospital was entered into during the quarter ended June 30, 2015.

(j)	The $0.06 per share (diluted) of expense for “Government and other legal settlements and related costs” for the three and nine months ended September 30, 2016, is the net impact of several lawsuits settled in principle during the three and nine months ended September 30, 2016, and related legal expenses. The $0.01 per share (diluted) of expense for “Government and other legal settlements and related costs” for the nine months ended September 30, 2015, is the net impact of several qui tam lawsuits settled in principle during the three months ended September 30, 2015, and related legal expenses.

(k)	On April 29, 2016, the Company sold its unconsolidated minority equity interests in Valley Health System, LLC, a joint venture with Universal Health Systems, Inc. (“UHS”) representing four hospitals in Las Vegas, Nevada, in which the Company owned a 27.5% interest, and in Summerlin Hospital Medical Center, LLC, a joint venture with UHS representing one hospital in Las Vegas, Nevada, in which the Company owned a 26.1% interest. The Company received $403 million in cash in return for the sale of its equity interests and recognized a gain on sale of investments in unconsolidated affiliates during the nine months ended September 30, 2016.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2016. These projections update selected guidance issued on August 2, 2016, and are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2016 guidance should be considered in conjunction with the assumptions included herein. See pages 18 and 19 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

A reconciliation of the Company’s projected 2016 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measure is omitted from this release because the Company is unable to provide such reconciliation without unreasonable effort (the Company’s presentation of projected net cash provided by operating activities later in this Regulation FD Disclosure section is not projected using the same factors as the Adjusted EBITDA guidance, as there are different assumptions made in connection with the determination of such projected net cash provided by operating activities amount). This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliation without unreasonable effort, including interest expense, net; provision for (benefit from) income taxes; other non-cash expenses, net; other changes in operating assets and liabilities and other adjustments that would be necessary to prepare a forward-looking statement of cash flows prepared in accordance with GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

The following is provided as guidance to analysts and investors:

	2016 Projection Range
Net operating revenues less provision for bad debts (in millions)	$18,300	to	$18,500
Adjusted EBITDA (in millions)	$2,200	to	$2,275
Income from continuing operations per share - diluted	$0.30	to	$0.50
Same-store hospital annual adjusted admissions growth	(0.3)%	to	0.3%
Weighted-average diluted shares, in millions	111.5	to	112.5

The following assumptions were used in developing the 2016 guidance provided above:

•	The guidance excludes the financial results of the following:

•	Quorum Health Resources, LLC and the 38 hospitals associated with the spin-off of QHC from the spin-off date of April 29, 2016 through December 31, 2016;

•	Our investment in a joint venture representing five hospitals in Las Vegas, Nevada that was divested in the second quarter of 2016; and

•	Three small hospitals which remain held-for-sale for which the operating results have been classified in discontinued operations.

•	The Company’s projections also exclude the following:

•	Payments related to the CVRs issued in connection with the HMA acquisition, and changes in the valuation of liabilities underlying the CVR;

•	Losses from the early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with the spin-off of QHC and the sale of an 80% investment in our home care division; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

Other assumptions used in the above guidance:

•	A definitive agreement has been signed, as announced by us on October 17, 2016, to sell an 80% investment in our home care division. We expect this sale to close by the end of the year.

•	A definitive agreement has been signed, as announced by us on September 29, 2016, to sell four rural hospitals in Mississippi and Florida. We expect this sale to close in early 2017.

•	The 2016 projections include the results from the date of acquisition of an 80% interest in two hospitals in La Porte, Indiana, and Knox, Indiana, which were acquired effective March 1, 2016, and an 80% interest in one hospital in Fayetteville, Arkansas, which was acquired effective April 1, 2016.

•	Health Information Technology (HITECH) electronic health records incentive reimbursement of approximately $70 million for the year ended December 31, 2016.

•	Same-store hospital annual adjusted admissions growth of (0.3)% to 0.3% for 2016, which does not take into account service closures and weather-related or other unusual events.

•	Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 6.0% to 6.1% for 2016. Additionally, this is a fixed cost and the percentages may change as revenue varies. Such amounts exclude the possible impact of any future hospital fixed asset impairments and acceleration of amortization of software to be abandoned.

•	Interest expense, expressed as a percentage of net operating revenues, of approximately 5.1% to 5.2%; however, interest expense is a fixed cost and percentages may vary as revenue varies. Interest expense has been adjusted to reflect the repayment of debt with proceeds from the QHC spin-off as well as the anticipated divestitures, based on the expected timing of those divestitures. Total fixed rate debt, including swaps, is expected to average approximately 65% to 75% of total debt during 2016.

•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates of approximately 0.20% to 0.25% for 2016.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 0.5% to 0.6% for 2016.

•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax of approximately 15.0% to 20.0% for 2016.

•	Capital expenditures are projected as follows (in millions):

2016 Guidance
Total	$725	to	$800

•	Net cash provided by operating activities, excluding costs incurred in connection with the spin-off of QHC, cash flows related to the CVR and settlement of legal contingencies, is projected as follows (in millions):

2016 Guidance
Total	$1,200	to	$1,375

•	Weighted-average shares outstanding are projected to be between approximately 111.5 million to 112.5 million for the year ended 2016.

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CYH Announces Third Quarter 2016 Results

November 1, 2016

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation, effect of, and changes to, adopted and potential federal and state healthcare reform legislation and other federal, state or local laws or regulations affecting the healthcare industry;

•	the extent to which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the success and long-term viability of health insurance exchanges, which may be impacted by whether a sufficient number of payors participate;

•	risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to incur additional indebtedness;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•	our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further impacted by the increasing consolidation of health insurers and managed care companies;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;

•	any potential additional impairments in the carrying value of goodwill (or additional changes in the estimated goodwill impairment charge incurred during the three months ended June 30, 2016, as the result of our ongoing review of updated valuation information as part of our step two goodwill analysis), other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•	increases in the amount and risk of collectability of patient accounts receivable, including the impact of the implementation of ICD-10 and decreases in collectability which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

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CYH Announces Third Quarter 2016 Results

November 1, 2016

•	the efforts of insurers, healthcare providers and others to contain healthcare costs, including the trend toward value-based purchasing;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities or other capital expenditures;

•	our ability to successfully make acquisitions or complete divestitures, including the intended disposition of certain hospitals, our ability to complete any such acquisitions or divestitures on desired terms or at all (including to realize the anticipated amount of proceeds from contemplated dispositions), the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases;

•	the impact of the external, criminal cyber-attack suffered by us in the second quarter of 2014, including potential reputational damage, the outcome of our investigation and any potential governmental inquiries, the outcome of litigation filed against us in connection with this cyber-attack, the extent of remediation costs and additional operating or other expenses that we may continue to incur, and the impact of potential future cyber-attacks or security breaches;

•	the effects of the spin-off of QHC that was completed on April 29, 2016, on our business, including our ability to achieve the anticipated benefits of the spin-off;

•	any effects of our recently announced adoption of a Stockholder Protection Rights Agreement;

•	any effects related to our previously announced exploration of strategic alternatives; and

•	the other risk factors set forth in our other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and nine months ended September 30, 2016, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2016 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-